UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 11, 2005

BIOANALYTICAL SYSTEMS, INC. (Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation or organization)	0-23357 (Commission File Number)	35-1345024 (I.R.S. Employer Identification No.)

2701 KENT AVENUE WEST LAFAYETTE, INDIANA (Address of principal executive offices)	47906-1382 (Zip Code)

Registrant's telephone number, including area code:  (765) 463-4527

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        Bioanalytical Systems, Inc. (the "Company") is sad to report that on January 11, 2005, W. Leigh Thompson, long-time director and friend of the Company, passed away. Mr. Thompson will be greatly missed.

Item 9.01.    Financial Statements and Exhibits.

                 (a)        Not applicable.

                 (b)        Not applicable.

                 (c)        Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 16, 2005	Bioanalytical Systems, Inc. By: /s/ Michael R. Cox Michael R. Cox Vice President, Finance and Chief Financial Officer